Exhibit 10.16(b)

SECOND AMENDMENT

TO THE

2015 SEAGATE DEFERRED COMPENSATION PLAN

The 2015 Seagate Deferred Compensation Plan, as established January 1, 2015 (the “Plan”), is hereby amended as follows:

1.	Effective January 1, 2016, Exhibit A is hereby amended in its entirety to read as follows:

“EXHIBIT A

PARTICIPATING COMPANIES

Dot Hill Systems Corp.

EVault, A Seagate Company

LaCie Ltd.

Lyve Minds, Inc.

Seagate Federal, Inc.

Seagate Technology LLC

Seagate Technology (US) Holdings, Inc.

Xyratex International Inc.”

2.	In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized officer, has executed this Second Amendment to the Plan on Oct 29th, 2015.

SEAGATE BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ John Cleveland
John Cleveland

Title:	Vice President, Global Compensation, Benefits, Mobility & Compliance